EXHIBIT 23.1



                       Consent of Independent Accountants
                       ----------------------------------

          We consent to the inclusion in this registration statement on Form S-3 of our report dated October 27, 1995, on our audits of the financial statements of Franklin Resources, Inc. We also consent to the reference to our firm under the caption "Experts."



     COOPERS & LYBRAND L.L.P.

     San Francisco, California
     September 16, 1996